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                                   EXHIBIT 12

                               PRIME RETAIL, INC.

                      EXHIBIT 12: COMPUTATION OF RATIO OF EARNINGS
                  TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                   (Amounts in thousands, except for ratio information)

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
                                              PRIME RETAIL, INC.                           THE PREDECESSOR
                                   ----------------------------------------   ----------------------------------------
                                                                PERIOD FROM   PERIOD FROM
                                     YEAR ENDED    YEAR ENDED   MARCH 22 TO   JANUARY 1 TO   YEAR ENDED    YEAR ENDED
                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   MARCH 21,    DECEMBER 31,  DECEMBER 31,
                                        1996          1995          1994          1994          1993          1992
                                    ------------  ------------  ------------  ------------  ------------  ------------
Income (loss) before
  minority interests...                $6,986      $   12,806    $    9,454    $   (2,408)   $   (3,873)   $   (7,057)

Interest incurred......                26,806          22,394         8,491         2,585         9,277         9,373

Amortization of
  capitalized interest..                  284             222           152            42           161           130

Amortization of debt
  issuance costs.......                 2,407           3,309         2,160           695           362           192

Amortization of
  interest rate
  protection contracts..                1,383           1,276           797            --            --             --

Less interest earned on
  interest rate
  protection contracts...                (201)           (721)         (224)           --            --             --

Less capitalized
  interest.............                (3,462)         (2,675)       (1,277)           --          (711)         (573)
                                    ------------  ------------  ------------  ------------  ------------  ------------

Earnings...............                34,203          36,611        19,553           914         5,216         2,065
                                    ------------  ------------  ------------  ------------  ------------  ------------

Interest incurred......                26,806          22,394         8,491         2,585         9,277         9,373

Amortization of debt
  issuance costs.......                 2,407           3,309         2,160           695           362           192

Amortization of
  interest rate
  protection contracts..                1,383           1,276           797            --            --            --

Preferred stock
  dividends............                14,236          20,944        16,290            --            --            --
                                    ------------  ------------  ------------  ------------  ------------  ------------


Combined Fixed Charges
  and Preferred Stock
  Dividends............                44,382          47,923        27,738         3,280         9,639         9,565
                                    ------------  ------------  ------------  ------------  ------------  ------------

Excess of Combined
  Fixed Charges and
  Preferred Stock Dividends
  over Earnings                      $  (10,629)    $  (11,312)   $   (8,185)   $   (2,366)   $   (4,423)   $   (7,500)
                                    ------------  ------------  ------------  ------------  ------------  ------------

Ratio of Earnings to
  Combined Fixed
  Charges and Preferred
  Stock Dividends......                     --           --            --            --            --            --
                                    ------------  ------------  ------------  ------------  ------------  ------------
                                    ------------  ------------  ------------  ------------  ------------  ------------
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